Exhibit 10.1

December 17, 2020

Golden Falcon Acquisition Corp.

850 Library Avenue, Suite 204

Newark, Delaware 19711

UBS Securities LLC

11 Wall Street

New York, New York 10005

Moelis & Company LLC

399 Park Avenue, 5th Floor

New York, New York 10022

Re:    Initial Public Offering

Gentlemen:

This letter agreement (this “Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Golden Falcon Acquisition Corp., a Delaware corporation (the “Company”), and UBS Securities LLC and Moelis & Company LLC, as representatives (the “Representatives”) of the several Underwriters named in Schedule 1 thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees, severally but not jointly, with the Company as follows:

1.    If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote all shares of Common Stock and Founder Shares (including shares of Common Stock issuable upon conversion of Founder Shares) beneficially owned by him or her, whether acquired before, in, or after the IPO, in favor of such Business Combination.

2.    In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, the undersigned will, as promptly as possible, cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and requirements of other applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation (“Claim”) with respect to the Founder Shares owned by the undersigned and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation. In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the undersigned (x) shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per IPO Share or (ii) such lesser amount per IPO Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, (y) shall not apply to any claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

3.    The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or any of their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such Business Combination is fair to the Company (and/or its unaffiliated stockholders) from a financial point of view.

4.    Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any finder’s fees, consulting fee, compensation or other cash payment from the Company prior to, or for services rendered in order to effectuate, the completion of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement adjacent to the caption “Prospectus Summary – The Offering – Limited payments to insiders.”

5.    (a) In order to minimize potential conflicts of interest that may arise from multiple business affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any suitable target business, subject to any fiduciary or contractual obligations the undersigned might have.

       (b)    The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6.    (a) The undersigned agrees that the Founder Shares and any shares of Common Stock issued upon conversion thereof may not be transferred, assigned or sold (except to the permitted transferees expressly described in the Registration Statement under “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”; provided that in the case of clauses (a) through (g) thereof, such permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions and the other restrictions contained in this Agreement and by the same agreements entered into by the Company’s initial stockholders with respect to such securities (including provisions relating to voting, the Trust Account and liquidation distributions described in the Registration Statement)) until the earlier to occur of: (1) one year after the completion of an initial Business Combination and (2) subsequent to an initial Business Combination, (x) if the last reported sale price of the Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

       (b)    The undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (“SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any other Units, Common Stock, Warrants of the Company or any securities convertible into, or exercisable, or exchangeable for, Common Stock or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

       (c)    The undersigned agrees that until 30 days after the Company completes an initial Business Combination, the undersigned’s Private Warrants will not be transferable (except to the permitted transferees expressly described in the Registration Statement under “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”; provided that in the case of clauses (a) through (g) thereof, such permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions and the other restrictions contained in this Agreement and by the same agreements entered into by the Company’s initial stockholders with respect to such securities (including provisions relating to voting, the Trust Account and liquidation distributions described in the Registration Statement)).

7.    The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representatives is true and accurate in all respects.

8.    To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 4,500,000 Units within 45 days from the date of the prospectus that forms part of the Registration Statement (“Prospectus”) (and as further described in the Prospectus), the undersigned agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 1,125,000 multiplied by a fraction, (i) the numerator of which is 4,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,500,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Insiders will own an aggregate of 20% of the Company’s issued and outstanding shares of Common Stock after the IPO (assuming the Insiders do not purchase any Units in the IPO).

9.    The undersigned has full right and power, without violating any agreement by which he or she is bound, to enter into this Agreement.

10.    The undersigned hereby waives any right to exercise redemption rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly (or to sell such shares to the Company in a tender offer), whether such shares are Founder Shares or shares purchased by the undersigned in the IPO or in the aftermarket, and agrees that he/she will not seek redemption with respect to such shares in connection with any vote to approve a Business Combination or an Amendment (as defined below) (or sell such shares to the Company in a tender offer in connection with such a Business Combination or Amendment).

11.    The undersigned hereby agrees to not propose, or vote in favor of, an amendment (an “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or an Amendment or to redeem 100% of the IPO Shares if the Company does not complete its initial Business Combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides public stockholders with the opportunity to redeem their IPO Shares upon such approval in accordance with its Amended and Restated Certificate of Incorporation.

12.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him/her arising out of or relating in any way to this Agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representatives and appoint a substitute agent acceptable to each of the Company and the Representatives within 30 days and nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

13.    As used herein, (i) a “Business Combination” means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” means all officers, directors, stockholders and sponsors of the Company immediately prior to the IPO; (iii) “Founder Shares” means shares of Class B Common Stock, par value $0.0001 per share, of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” means the shares of Common Stock issued as part of the Units in the Company’s IPO; (v) “Private Warrants” means the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Account” means the trust account into which a portion of the net proceeds of the Company’s IPO and sale of private placement warrants will be deposited; and (vii) “Registration Statement” means the Company’s registration statements on Form S-1 (SEC File Nos. 333-251058 and 333-251448) filed with the SEC, as amended.

14.    This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15.    The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any of the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

16.    This Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Agreement shall terminate on the earlier of (i) the liquidation of the Trust Account because the Company has not consummated a Business Combination within the time allowed pursuant to the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, and (ii) the expiration of the transfer restrictions on the Founder Shares contained in Section 6 hereof; provided, that such termination shall not relieve the undersigned from liability for any breach of this Agreement prior to its termination.

17.    This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18.    This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

Sincerely,

GOLDEN FALCON SPONSOR GROUP, LLC

By:	/s/ Makram Azar
Name: Makram Azar
Title: Manager

Acknowledged and Agreed:

GOLDEN FALCON ACQUISITION CORP.

By:	/s/ Makram Azar
Name: Makram Azar
Title: Chief Executive Officer

[Signature Page of Letter for Sponsor]

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